Exhibit 3.1

RESTATED
BY-LAWS
of
WAVE SYSTEMS CORP.

ARTICLE I
Offices

1.The corporation may have offices at such places within or without the State of Delaware as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE II
Stockholders’ Meetings

1.Place of all meetings. All meetings of stockholders shall be held at such place or places in or outside the State or Delaware as the board of directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of Delaware.

2.Annual meeting of stockholders. The annual meeting of stockholders shall be held each year on such date, and at such time as shall be fixed by the board of directors. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at least ten days prior to the date thereof, unless waived as provided by Article IX of these By-laws.

3.Notice of Stockholder Proposals. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by, or at the direction of, the board of directors or (ii) by any stockholder who complies with the notice procedures set forth in this Section of the By-laws. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder on the date of such stockholder notice and (iv) any material interest of the stockholder in such proposal.

a.If the presiding officer of the annual meeting determines that a stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

b.This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

4.Special meetings of stockholders. Special meetings of stockholders may be called at any time by order of the board of directors or the executive committee. Notice of all such meetings of the stockholders, stating the time, place, and the purposes thereof shall be given by mail as soon as possible to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days prior to the scheduled date thereof permitted under the laws of Delaware, unless such notice is waived as provided in Article IX of these By-Laws.

5.Voting at stockholders’ meetings. Except as otherwise provided by the laws of the State of Delaware or the Restated Certificate of Incorporation or any amendment thereto, at all meetings of the stockholders, each stockholder shall be entitled to the number of votes per share provided under the Restated Certificate of Incorporation or any amendment thereto, registered in his or her name on the books of the corporation on the record date fixed for the determination of stockholders entitled to vote at the meeting pursuant to Article VI or, if not so determined, as prescribed under the laws of Delaware.

6.Quorum at stockholders’ meetings. At any stockholders’ meeting, a majority of the combined voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereat represented in person or by proxy shall constitute a quorum, except as otherwise provided by the laws of the State of Delaware or by the Restated Certificate of Incorporation. In the absence of a quorum at any meeting, or any adjourned session thereof, the stockholders of the corporation represented in person or by proxy and entitled to vote, by a majority vote, or, if no stockholders are present, any officer entitled to preside or act at the meeting, may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority in interest of the combined voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote represented thereat shall decide any question brought before such meeting unless the question is one upon which, by express provision of law or of the Restated Certificate of Incorporation or of these By-laws (including, but not limited to Article III, Section 1(b) of these By-Laws) a different vote is required, in which case such express provision shall govern.

7.List of stockholders to be filed etc. At least ten days before every election of directors, a complete list of the stockholders entitled to vote at the election, arranged in alphabetical order, shall be prepared by the secretary. Such list shall be open at the place where such election is to be held for ten days, subject to examination by any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such a list at any election, they shall be ineligible to any office at such election. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of this corporation or to vote in person or by proxy at such election. The original or duplicate stock ledger containing the names and addresses of the stockholders and the number of shares held by them, respectively, shall, at all times during the usual hours of business, be open to the examination of every stockholder at the corporation’s principal office or place of business in Delaware.

ARTICLE III
Board of Directors

1.Number and qualification; Election.

a.A board of directors shall be elected at each annual meeting of stockholders, or at a special meeting held in lieu thereof as above provided, who shall serve until the election and qualification of their respective successors or until their earlier resignation or removal as provided in these By-Laws. The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board of directors but in no event shall such number be less than three or more than thirteen. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article V of these By-laws. Directors need not be stockholders.

b.Each director shall be elected by the vote of the “majority of votes cast” (as defined below) with respect to that director’s election at any meeting for the election of directors at which a quorum is present, unless the election is contested, in which case directors shall be elected by the vote of a plurality of the shares of stock entitled to vote on the election of directors present in person or represented by proxy at any such meeting. An election shall be deemed to be contested if the Secretary of the corporation has received one or more notices that a stockholder or stockholders intend to nominate a person or persons for election to the Board of Directors, which notice(s) purport to be in compliance with Article II, Section 3 of these By-Laws, and all such nominations have not been withdrawn by the proposing stockholder(s) on or prior to the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to its stockholders (regardless of whether all such nominations are subsequently withdrawn and regardless of whether the board of directors determines that any such notice is not in compliance with Article II, Section 3 of these By-Laws). For purposes of this Section 1(b) of Article III, a “majority of votes cast” shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and broker non-votes not counted as a vote cast either “for” or “against” that director’s election). If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote “against” a candidate.

2.Powers of directors. The business and affairs of the corporation shall be carried on by or under the direction of the board of directors, which shall have all the powers authorized by the laws of Delaware, subject to such limitations as may be provided by the Restated Certificate of Incorporation or with these By-laws.

3.Compensation of directors. The board of directors may from time to time by resolution authorize the payment of fees or compensation to the directors for services as such to the corporation, including, but not limited to, fees and traveling expenses for attendance at all meetings of the board or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

4.Directors’ meetings. Meetings of the board of directors may be held either within or outside the State of Delaware. A quorum shall be at least one-half of the number of directors, but not less than two directors. Except as otherwise provided in the laws of the State of Delaware, the Restated

Certificate of Incorporation or these By-laws, the affirmative vote of a majority of the directors present at any meeting in which a quorum is present shall be required for the taking of any action by the board of directors.

The board of directors elected at any stockholders’ meeting shall at the close of that meeting, without further notice if a quorum of directors be then present, or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. At such meeting they shall elect a president, one or more vice presidents, a secretary and a treasurer, and such other officers as they may deem proper, none of whom need be members of the board of directors.
The board of directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by or on behalf of the Chairman of the board of directors (hereinafter sometimes called the “Chairman”), the president or the chief executive officer of this corporation and must be called by the Chairman, the president, the chief executive officer, the secretary or an assistant secretary upon the written request of any director.
Notice of each meeting shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or electronic mail to him at least one day before the meeting unless, in case of exigency, the president or secretary shall prescribe a shorter notice to be given personally or by telephone, electronic mail or other similar means of electronic communication to all or any one or more of the directors at their respective residences or places of business.
Notice of all meetings shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by statute, the Restated Certificate of Incorporation, the By-laws, or the board of directors.
5.Executive committee. The board of directors may by resolution passed by a majority of the whole board provide for an executive committee of two or more directors and shall elect the members thereof to serve during the pleasure of the board and may designate one of such members to act as chairman. The board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the committee, or dissolve it.

During the intervals between the meetings of the board of directors, the executive committee shall possess and may exercise any or all of the powers of the board of directors in the management of the business and affairs of the corporation to the extent authorized by resolution adopted by a majority of the entire board of directors, subject to such limitations as may be imposed by the laws of Delaware.
The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.
6.Other committees. The board of directors by resolution may provide for such other standing or special committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the board of directors.

7.Notice of Nominations. At any annual meeting of stockholders, only persons who are nominated in accordance with the procedures set forth in the By-laws shall be eligible to serve as directors. Nominations of persons for election to the board of directors may be made at a meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 10-days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder to be supporting such nomination and (ii) the class and number of shares which are beneficially owned by such stockholder. At the request of the board of directors, any person nominated to the board of directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director unless nominated in accordance with the procedures set forth in this By-law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in the By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

8.Chairman of the Board of Directors. The Chairman, if appointed by the board of directors, when present shall preside at all meetings of the stockholders, the board of directors and the Executive Committee. The Chairman shall perform such other duties as the board of directors or Executive Committee may prescribe from time to time.

9.Action without meetings. Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing and the writing is filed with the minutes of the proceedings of the board of directors or such committee.

10.Meetings Held Other Than in Person. Members of the board of directors or any committee may participate in a meeting of the board of directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV
Officers

1.Titles and election. The officers of this corporation shall be a president, one or more vice presidents, a secretary and a treasurer who shall be elected at the annual meeting of the board of directors and who shall hold office at the pleasure of the board, except as may otherwise be approved by the board or executive committee, or until his earlier resignation, removal or other termination of employment. Any person may hold more than one office if the duties thereof can be consistently performed by the same person, and to the extent permitted by law.

The board of directors, in its discretion, may at any time elect or appoint a chairman of the board of directors, who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers or agents as it may deem advisable, all of whom shall hold office at the pleasure of the board, except as may otherwise be approved by the board or executive committee, or until his earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the board.
The board of directors may require any officer, agent or employee to give bond for the faithful performance of his duties in such form and with such sureties as the board may require.
2.Duties. Subject to such extension, limitations, and other provisions as the board of directors or the By-laws may from time to time prescribe, the following officers shall have the following powers and duties:

a.President. The president shall be the chief executive officer of the corporation, shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall in the absence of the Chairman preside at all meetings of the stockholders and of the board of directors if he is a director, and shall perform such other duties as the board of directors or executive committee shall specify from time to time. The president or a vice president, unless some other person is thereunto specifically authorized by the board of directors or executive committee, shall sign all bonds, debentures, promissory notes, deeds and contracts of the corporation. The same individual may be elected or appointed Chairman and president.

b.Vice President. The vice president or vice presidents shall perform such duties as may be assigned to them by the board of directors and, in the absence or disability of the president, unless otherwise determined by the board, the vice presidents in order of seniority shall exercise all powers and duties pertaining to the office of president.

c.Secretary. The secretary shall keep the minutes of all meetings of stockholders and of the board of directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as the board of directors shall prescribe from time to time.

d.Treasurer. The treasurer, subject to the order of the board of directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the corporation (other than his own bond, if any, which shall be in the custody of the president), and shall have and exercise, under the supervision of the board of directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the board of directors shall designate. He may endorse for deposit or collection all checks, notes, etc. payable to the corporation or to its order. He shall keep accurate books of account of the corporation’s transactions, which shall be the property of the corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the board of directors. The treasurer shall be subject in every way to the order of the board of directors, and shall render to the board of directors and/or the president of the corporation, whenever they may require it, an account of all his transactions and of the financial condition of the corporation.

3.Delegation of authority. The board of directors or the Executive Committee may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4.Salaries. The compensation of the Chairman, the president, all vice presidents, the secretary and the treasurer shall be fixed by the board of directors or the executive committee, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same.

ARTICLE V
Resignations, Removals and Vacancies

1.Resignations. Any director, officer, or agent may resign at any time by giving written notice thereof to the board of directors, the president, or the secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

2.Removals.

a. Directors. Except as may otherwise be prohibited or restricted under the laws of Delaware, the Restated Certificate of Incorporation or these By-laws, the stockholders may, at any meeting called for the purpose or by consent of the stockholders in lieu of a meeting, remove any director from office, with or without cause, and may elect his successor. Except as may otherwise be prohibited or restricted under the laws of Delaware, the Restated Certificate of Incorporation or these By-laws, the board of directors at any meeting called for the purpose by vote of a majority of the then total authorized number of directors may remove from office for cause any director and may elect his successor, and by similar vote may remove from office without cause any director elected by the board, and may elect his successor.

b.Officers. Subject to the provisions of any validly existing agreement, the board of directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor; provided that if action is to be taken to remove the president the notice of meeting or waiver of notice thereof shall state that one of the purposes thereof is to consider and take action on his removal.

3.Vacancies.

a.Directors. When the office of any director becomes vacant or unfilled whether by reason of death, resignation, removal, increase in the authorized number of directors or otherwise, such vacancy or vacancies may be filled by the remaining director or directors, although less than a quorum. Any director so elected by the board shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-Laws. The directors may also reduce their authorized number by the number of vacancies in the board, provided such reduction does not reduce the board to less than the minimum authorized by the Restated Certificate of Incorporation, these By-laws or the laws of the State of Delaware.

b.Officers. The board of directors may at any time or from time to time fill any vacancy among the officers of the corporation.

ARTICLE VI
Capital stock

1.Certificates of stock. Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the corporation in such form as may be prescribed by the board of directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the Chairman, the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of such signatures and the corporate seal affixed to any stock certificate may be in facsimile.

In case any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the corporation, or its transfer agent, as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.
2.Transfer of stock. Shares of the capital stock of the corporation shall be transferable only upon the books of the corporation by the holder in person or by attorney duly authorized and upon the surrender of the certificate or certificates properly assigned and endorsed. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The board of directors may appoint a transfer agent and one or more co-transfer agents and a registrar of transfer and may make all such rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of stock. The transfer books shall be closed for such a period as the board shall direct previous to and on the day of the annual or any special meeting of the stockholders and may also be closed by the board for such period as may be advisable for dividend purposes, and during such time no stock shall be transferable.
3.Record dates.

a.In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a record date which, in the case of a meeting, shall be not less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of Delaware and which, in the case of any other action, shall be not more than the maximum number of days prior to any such action permitted by the laws of Delaware.

b.If no such record date is fixed by the board, the record date shall be that prescribed by the laws of Delaware.

c.A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

4.Lost certificates. In case of loss or mutilation or destruction of a certificate of stock of this corporation, a duplicate certificate may be issued upon such terms as may be determined or authorized by the board of directors or executive committee or by the president if the board or the executive committee does not do so.

ARTICLE VII
Fiscal Year, Bank Deposits, Checks, etc.

1.Fiscal Year. The fiscal year of the corporation shall commence or end at such time as the board of directors may designate.

2.Bank deposits, checks. etc. The funds of the corporation shall be deposited in the name of the corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the board of directors or executive committee, or by such officer or officers as the board or executive committee may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the board of directors or executive committee or as may be designated by an officer or officers authorized by the board of directors or executive committee to make such designations. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VIII
Books and Records

1.Place of keeping books. Unless otherwise expressly required by the laws of Delaware, the books and records of this corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors.

2.Examination of books. Except as otherwise provided in the Restated Certificate of Incorporation or in these By-laws, the board of directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts, records and books of this corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of this corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the board of directors.

ARTICLE IX
Notices

1.Requirements of notice. Except as otherwise expressly provided, any notice required to be given by these By-laws will be sufficient if given by depositing the same in a post office or letter box (or sent via overnight courier) in a sealed postpaid wrapper addressed to the person entitled to the notice at his or her address, as the same appears upon the books of the corporation, or by electronic mail at his or her electronic mail address on record with the corporation or by facsimile transmission to a number designated upon the books of the corporation, if any; and the notice will be deemed to be given at the time it is mailed, sent by electronic mail or sent by facsimile. depositing the same in a post office or letter box, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

2.Waivers. Any stockholder, director or officer may, at any time waive, whether such waiver is mailed, telegraphed or cabled or sent by electronic mail or facsimile, any notice required to be given under these By-laws, and if any stockholder or director shall be present at any meeting his or her presence shall constitute a waiver of such notice, unless, at the beginning of the meeting, the stockholder (or his or her proxy) or director objects to holding the meeting or transacting business at the meeting or objects to considering a specific matter before it is voted upon.

ARTICLE X
Seal

The corporate seal of the corporation shall consist of two concentric circles between which shall be the name of the corporation and in the center of which shall be inscribed “Corporate Seal, Delaware.”

ARTICLE XI
Powers of Attorney

The board of directors may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.
In the absence of any action by the board or the executive committee, the president, any vice president, the secretary or the treasurer of the corporation may execute for and on behalf of the corporation waivers of notice of stockholders’ meetings and proxies for such meetings in any company in which the corporation may hold voting securities.

ARTICLE XII
Indemnification of Directors and Officers

(a)Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

(b)Eight of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.

(c)Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final, disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

(d)Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(e)Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or prosecution of a director, officer, employee or agent of the corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XIII
Amendments

These By-laws may be altered, amended or repealed at any meeting of the board of directors or of the stockholders, provided notice of the proposed charge was given in the notice of the meeting, and, provided, further, that, in the case of amendments by stockholders, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lessor vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the corporation required by law, the Restated Certificate of Incorporation or these By-laws, the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the capital stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-laws.
ARTICLE XIV
Use of Electronic Transmission
The corporation is authorized to use “electronic transmissions” as defined in the Delaware General Corporation Law to the full extent allowed by the Delaware General Corporation Law, including, but not limited to, the purposes of notice, proxies, waivers, resignations and any other purpose for which electronic transmissions are permitted.